Exhibit 99.5

REVOCABLE PROXY

VANTAGESOUTH BANCSHARES, INC.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Scott M. Custer and Terry S. Earley (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of VantageSouth Bancshares, Inc. (the “Company”) held of record by the undersigned on             , at the 2014 Annual Meeting of Stockholders of the Company to be held at VantageSouth Bank Operations Center, 206 High House Road, Cary, North Carolina, at 11:00 a.m. Eastern Daylight Time on     , 2014, and at any adjournments thereof:

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER: Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 27, 2014, by and among the Company, Yadkin Financial Corporation, and Piedmont Community Bank Holdings, Inc. (the “Agreement and Plan of Merger”).

☐ For	☐ Against	☐ Abstain

2.	ELECTION OF DIRECTORS: Proposal to elect thirteen directors of the Company for one-year terms, expiring at the earlier of the 2015 annual meeting of stockholders or the consummation of the Agreement and Plan of Merger.

☐ For All Nominees	☐ Withhold	☐ For All Except

NOMINEES

Mr. J. Adam Abram, Mr. David S. Brody, Mr. Alan N. Colner, Mr. Scott M. Custer, Mr. George T. Davis, Jr., Mr. Thierry Ho, Mr. J. Bryant Kittrell, III, Mr. Joseph T. Lamb, Jr., Mr. Steven J. Lerner, Mr. James A. Lucas, Jr., Mr. Charles A. Paul, III, Mr. A. Wellford Tabor, and Mr. Nicolas D. Zerbib

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided.

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2014.

☐ For	☐ Against	☐ Abstain

4.	ADJOURNMENT OF THE ANNUAL MEETING: Proposal to approve the adjournment of the Annual Meeting, if necessary to solicit additional proxies in favor of the approval and adoption of the Agreement and Plan of Merger.

☐ For	☐ Against	☐ Abstain

5.	RATIFICATION OF NON-BINDING STOCKHOLDER RESOLUTION REGARDING EXECUTIVE COMPENSATION: Proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the joint proxy statement/prospectus and in the Company’s Annual Report on Form 10-K dated March 13, 2014.

☐ For	☐ Against	☐ Abstain

6.	RATIFICATION OF NON-BINDING STOCKHOLDER RESOLUTION REGARDING MERGER RELATED EXECUTIVE COMPENSATION: Proposal to approve, on an advisory (non-binding) basis, the compensation that the Company’s named executive officers may receive in connection with the Mergers, pursuant to existing agreements or arrangements with Piedmont, as described in the joint proxy statement/prospectus.

☐ For	☐ Against	☐ Abstain

7.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS TO APPOINT YOUR PROXY VIA THE INTERNET.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND “FOR” PROPOSALS 2, 3, 4 5, AND 6. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR ARE UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:		, 2014

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

TO VOTE AND APPOINT YOUR PROXY VIA THE INTERNET

Your internet vote and appointment of proxy is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our website www.vantagesouth.com/proxy and click on the link for proxy voting.

3.	When prompted for your Voter Control Number, enter the control number printed in the box on the proxy card.

Please note that all appointments and votes cast by internet must be completed and submitted on or prior to     , 2014 (one day prior to the meeting date). Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. You may revoke your internet appointment by revisiting our website and changing your vote prior to     , 2014 or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secure” web page site. Your software and/or internet provider must be “enabled” to access this site. Please call your software or internet provider for further information if needed.